HCi Viocare to develop proprietary Blockchain based system for handling client records and Sensing-technology data.

Glasgow, Scotland, Wednesday, January 31st, 2018.  HCi Viocare (OTCQB:VICA), is pleased to announce that its management, acknowledging the tremendous advantages of Blockchain technology, has decided to develop its own proprietary Blockchain based system for handling the sensitive client records in its Scottish Clinics subsidiary. Furthermore, the team will develop a proprietary Blockchain based system for handling and storing the data produced from the medical applications of its FlexisenseTM technology.
Christos Kapatos, HCi Viocare's co-founder stated: "Blockchain technology is much more than just a way for crypto-currencies to function. We are convinced that it will soon become the standard way to log and handle all data that matter, be that for business contracts, real-estate transactions, medical records or anything else. It is the way forward and any company which doesn't adapt early enough using its own resources, it is probably going to pay much more later on to migrate to a third party's platform. Our Blockchain based system, will ensure that the data produced by our sensing technology in medical applications, are going to be stored and handled without anyone having the ability to tamper with them or violate the confidentiality of such personal information. In the case of clients' records in our P&O clinic, it is our view that Insurance companies will very soon enforce such practices on the care givers, in order to acknowledge any compensation claims".

About HCi Viocare
HCi Viocare has a dual, complementary business model of 1) creating the first cross-border independent chain of Prosthetics & Orthotics (P&O) and Diabetic Foot clinics in Europe and the Middle East and 2) developing a wide portfolio of proprietary hardware solutions with first in line the Flexisense™  sensor system, aiming to empower the user by providing on demand information in the fields of Digital Health, Prosthetics, Orthotics, Diabetes, Assistive Devices, Sports and Wellbeing,  and licensing to established industry participants. HCi Viocare is listed on the OTC Markets in the USA, has its executive office in Athens, Greece and R&D center in Glasgow, UK.

Please visit: www.hciviocare.com
http://flexisense.hciviocare.com/
www.hci-viocare.co.uk

Forward Looking Statements
This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements, including  but not limited to future developments in the areas of athletic shoes  and the information and performance of the Company's technology in such applications. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove correct, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. In particular, the Company has acquired its first operational Prosthetics & Orthotics (P&O) clinic and is continuing development efforts for its other biomedical technologies, including a "smart insole" and its Flexisense TM sensing technology with several potential applications. There is no assurance that the Company will be successful in its ongoing expansion and development efforts, or that it will find suitable commercialization partners for its technologies. Except as required by law, HCi Viocare disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that HCi Viocare files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

For further information please contact:

For Investors Relations:
Sergios Katsaros
 T:+30 211 0123053
e: sergios.katsaros@hciviocare.com